Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 22, 2017, with respect to the financial statements and supplemental schedule included in the Annual Report of Tenneco 401(k) Retirement Savings Plan on Form 11-K for the year ended December 31, 2016. We consent to the incorporation by reference of said report in the Registration Statements of Tenneco Inc. on Form S-8 (File No. 333-33442 and 333‑58056).

/s/ Grant Thornton LLP

Chicago, Illinois
June 22, 2017